UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	February 11, 2010

FX Real Estate and Entertainment Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-33902	36-4612924
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

650 Madison Avenue, 15th Floor, New York, New York		10022
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	212-796-8174

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On February 11, 2010, FX Real Estate and Entertainment Inc. (the "Company") entered into subscription agreements (the "Subscription Agreements") with certain of its directors, executive officers and greater than 10% stockholders (as named below in Item 3.02, the "Purchasers"), pursuant to which the Purchasers purchased from the Company an aggregate of 99 units (the "Units") at a purchase price of $1,000 per Unit. Each Unit consists of (x) one share of the Company’s newly created and issued Series A Convertible Preferred Stock, $0.01 par value per share (the "Series A Convertible Preferred Stock"), and (y) a warrant to purchase up to 10,989 shares of the Company’s common stock (such number of shares being equal to the product of (i) the initial stated value of $1,000 per share of Series A Convertible Preferred Stock divided by the weighted average closing price per share of the Company’s common stock as reported on the Pink Sheets over the 30-day period immediately preceding the closing date (the "Closing Price") and (ii) 200%) at an exercise price of $0.273 per share (such exercise price representing 150% of the Closing Price) (the "Warrants"). The Warrants are exercisable for a period of 5 years.

The Company created 1,500 shares of Series A Convertible Stock by filing a Certificate of Designation (the "Certificate of Designation") with the Secretary of State of the State of Delaware thereby amending its Amended and Restated Certificate of Incorporation, as amended. The Company issued and sold an aggregate of 99 shares of the Series A Convertible Preferred Stock as part of the Units and has 1,401 authorized shares of Series A Convertible Preferred Stock that remain available for future issuance under the Certificate of Designation. The designation, powers, preferences and rights of the shares of Series A Convertible Preferred Stock and the qualifications, limitations and restrictions thereof are contained in the Certificate of Designation and are summarized as follows:

• The shares of Series A Convertible Preferred Stock have an initial stated value of $1,000 per share, which is subject to increase periodically to include accrued and unpaid dividends thereon (as increased periodically, the "Stated Value").

• The shares of Series A Convertible Preferred Stock are entitled to receive quarterly cumulative cash dividends at a rate equal to 8% per annum of the Stated Value whenever funds are legally available and when and as declared by the Company’s board of directors.

• The shares of Series A Convertible Stock are convertible into shares of Company common stock at a conversion price equal to $0.2184 per share (the "Conversion Price"). The Conversion Price is subject to adjustment to give effect to dividends, stock splits, recapitalizations and similar events affecting the shares of Company common stock.

• The shares of Series A Convertible Preferred Stock are convertible, at the option of the holders, into shares of Company common stock at the Conversion Price if at any time the closing price of the shares of Company common stock is at the Conversion Price for ten (10) consecutive trading days. The shares of Series A Convertible Preferred Stock are convertible each time for a period of 60-days thereafter.

• Upon the earlier of: (x) consummation of the Company’s sale (or series of related sales) of its capital stock (or securities convertible into its capital stock) from which the Company generates net proceeds of at least $25 million or (y) the fifth anniversary of the date of their issuance the Series A Convertible Preferred Stock shall automatically convert into the number of shares of Company common stock equal to the then current Stated Value divided by the Conversion Price.

• If at any time the closing price of the shares of Company common stock is at least $1.82 for fifteen (15) consecutive trading days, the Company may redeem the outstanding Series A Convertible Preferred Stock at the then current Stated Value. The shares of Series A Convertible Preferred Stock are redeemable each time in whole or in part for a period of 120-days thereafter.

• The shares of Series A Convertible Preferred Stock is senior in liquidation preference to the shares of Company common stock.

• The shares of Series A Convertible Preferred Stock vote as a class with the outstanding shares of Company common stock on an as-converted basis (except as otherwise required by the Certificate of Designation or applicable law).

• The consent of the holders of 51% of the outstanding shares of Series A Convertible Preferred Stock shall be necessary for the Company to: (i) increase the authorized number of shares of Series A Convertible Preferred Stock or alter, amend or change any of the terms, designations, powers, privileges or rights or restrictions provided for the benefit of the Series A Convertible Preferred Stock; (ii) create or issue any Company capital stock (or any securities convertible into any Company capital stock) having rights, preferences or privileges senior to or on parity with the Series A Convertible Preferred Stock; or (iii) amend the Company’s Amended and Restated Certificate of Incorporation or Bylaws in a manner that is materially adverse to the Series A Convertible Preferred Stock.

• From the date on which at least 1,000 shares of Series A Convertible Preferred Stock are outstanding (the "Director Commencement Date"), the Company’s board of directors is required to increase the its size by one member and cause such resulting vacancy to be filled by a director designated by the holders of a majority of the then outstanding shares of Series A Convertible Preferred Stock (the "Class A Director"). From the Director Commencement Date until the date on which less than 50% of the shares of Series A Convertible Preferred Stock outstanding on the Director Commencement Date are outstanding, the holders of the Series A Convertible Preferred Stock, voting as a separate class, have the right to elect one (1) Class A Director to the Company’s board of directors at each meeting of stockholders or each consent of the Company’s stockholders for the election of directors, and to remove from office such Class A Director and to fill the vacancy caused by the resignation, death or removal of such Class A Director. Each share of Series A Convertible Preferred Stock is entitled to one vote and any election or removal of the Class A Director shall be subject to the affirmative vote of the holders of a majority of the outstanding shares of Series A Convertible Preferred Stock.

The Closing Price of any shares of Series A Convertible Preferred Stock issued and sold after February 11, 2010 will vary because the Closing Price as determined under the Certificate of Designation is equal to the weighted average closing price per share of Company common stock as reported on the Pink Sheets over the 30-day period immediately preceding the date of issuance of each such share. The variance in the Closing Prices of any shares of Series A Convertible Preferred Stock issued and sold after February 11, 2010 will also cause variances in their respective Conversion Prices and, as such, on the prices at which any such shares are redeemable and the amount of shares of Company common stock into which any such shares are convertible. The Stated Values of any shares of Series A Convertible Preferred Stock issued and sold after February 11, 2010 also may vary if dividends accrue thereon without being paid because of variances in the dates on which dividends thereon begin accruing.

Because the transaction involved certain of the Company’s directors and their affiliates (see Item 3.02), the transaction was approved by a majority of the Company’s disinterested directors. The Company generated aggregate proceeds of $99,000 from the sale of the Units pursuant to the Subscription Agreements. The Company intends to use the proceeds to fund working capital requirements and for general corporate purposes.

The foregoing description of the Subscription Agreements, the Series A Convertible Preferred Stock and the Warrants is not complete and is qualified in its entirety by reference to the full text of the form of Subscription Agreement, the Certificate of Designation and the form of Warrant, copies of which are filed herewith as Exhibits 10.1, 3.1 and 10.2, respectively, and incorporated herein by reference.

Item 1.02 Termination of a Material Definitive Agreement.

Termination of New Lock Up Agreement with First and Certain Second Lien Lenders

On February 12, 2010, the Company’s remaining Las Vegas subsidiary’s Lock Up and Plan Support Agreement dated as of December 18, 2009, as amended by the First Amendment thereto dated as of January 22, 2010 and the Second Amendment thereto dated as of February 3, 2010 (as amended, the "New Lock Up Agreement"), with the first lien lenders (the "First Lien Lenders"), certain of the second lien lenders and the first and second lien agents under the Las Vegas subsidiary’s $475 million mortgage loans, and LIRA LLC (the "Equity Parent"), a corporate affiliate of Robert F.X. Sillerman, Paul C. Kanavos and Brett Torino, who are directors, executive officers and/or greater than 10% stockholders of the Company (collectively, the "Equity Sponsors"), terminated automatically in accordance with its terms and is of no force and effect.

The New Lock Up Agreement terminated and is of no force and effect because the parties thereto failed to agree by February 12, 2010 upon the definitive forms of the key transaction documents required to implement the plan of reorganization for the Las Vegas subsidiary’s contemplated prepackaged chapter 11 bankruptcy case. Because the termination of the New Lock Up Agreement was not due to the fault of any party thereto (a "non-fault based termination"), all of the parties thereto were released from their obligations thereunder without any liability to the other parties.

Termination of the Standstill Agreement and Reinstatement of the Existing Lock Up Agreement with First Lien Lenders

As a result of such non-fault based termination of the New Lock Up Agreement, the Company’s Las Vegas subsidiary’s Standstill Agreement dated as of December 23, 2009 (the "Standstill Agreement") with the First Lien Lenders, the Equity Parent and LIRA Property Owner, LLC, another corporate affiliate of the Equity Sponsors ("LIRA"), terminated and is of no force and effect.

The purpose of the Standstill Agreement (which had been entered into simultaneously with the New Lock Up Agreement) was to defer and stay activity required under the parties’ existing Lock Up and Plan Support Agreement dated as of October 27, 2009 (the "Existing Lock Up Agreement").

As described below, the Existing Lock Up Agreement will be reinstated because of such non-fault based termination of the New Lock Up Agreement. The Existing Lock Up Agreement contemplates the Las Vegas subsidiary filing a prepackaged chapter 11 bankruptcy case with the United States Bankruptcy Court for the District of Nevada for the purpose of disposing of the Las Vegas property for the benefit of the Las Vegas subsidiary’s (and its predecessor entities’) creditors either pursuant to an auction sale for at least $256 million or, if the auction sale is not completed, pursuant to a prearranged sale to LIRA under the terms of the prepackaged chapter 11 bankruptcy proceeding’s plan of liquidation.

Reference is made to the Company’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2009, as filed with the Securities and Exchange Commission ("SEC") on November 20, 2009, for a summary description of the potential prearranged sale to LIRA and the other transactions contemplated by the Existing Lock Up Agreement.

Under the Standstill Agreement, as a result of its termination by reason of such non-fault based termination of the New Lock Up Agreement, the parties thereto, as also being parties to the Existing Lock Up Agreement, are required to take the following actions in order to proceed with implementation of the transactions contemplated by the Existing Lock Up Agreement:

• to reinstate on or before February 27, 2010 that certain escrow agreement delivered pursuant to the Existing Lockup Agreement under substantially the same terms and conditions thereof;

• to amend the Existing Lock Up Agreement to specify the recalculated outside date on which the plan of liquidation can be confirmed (currently May 18, 2010, which under the terms of the Standstill Agreement is to be extended by the number of days from December 4, 2009 (with December 5, 2009 being the first day) through and including the date of reinstatement of such escrow agreement);

• to agree upon new "target dates" under the Existing Lock Up Agreement for the taking of specified actions necessary to initiate the prepackaged chapter 11 filing; and

• update, if necessary, the form of orders or documents previously agreed to pursuant to the Existing Lockup Agreement and related documents for ministerial changes to reflect the passage of time and changing circumstances caused by the delay in filing of the prepackaged chapter 11 bankruptcy case under the Existing Lock-Up Agreement.

The First Lien Lenders have agreed to delay the pending trustee’s sale of the Las Vegas property to March 24, 2010.

The foregoing description of the Existing Lock Up Agreement and the Standstill Agreement is not complete and is qualified in its entirety by reference to the full text of the Existing Lock Up Agreement, a copy of which is filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K dated October 30, 2009, as filed with the SEC on November 5, 2009, and incorporated herein by reference, and the full text of the Standstill Agreement, a copy of which is filed as Exhibit 10.2 to the Company’s Current Report on Form 8-K dated December 23, 2009, as filed with the SEC on December 24, 2009, and incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

Pursuant to the Subscription Agreements described in Item 1.01 above, the Company sold following equity securities in a private placement:
• Laura Baudo Sillerman, the spouse of Robert F.X. Sillerman, the Company’s Chairman and Chief Executive Officer, purchased 33 Units.
• Paul C. Kanavos, the Company’s President, and his spouse, Dayssi Olarte de Kanavos, purchased 33 Units.
• TTERB Living Trust, an affiliate of Brett Torino, a greater than 10% stockholder of the Company, purchased 33 Units.
These sales of securities were made in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act for transactions by an issuer not involving a public offering.

Item 3.03 Material Modifications to Rights of Security Holders.

The disclosure contained above in Item 1.01 is hereby incorporated herein by reference.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The disclosure contained above in Item 1.01 is hereby incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

3.1 Certificate of Designation of Series A Convertible Preferred Stock
4.1 Certificate of Designation of Series A Convertible Preferred Stock (reference is made to Exhibit 3.1)
10.1 Form of Subscription Agreement
10.2 Form of Warrant

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FX Real Estate and Entertainment Inc.

February 17, 2010	By:	Mitchell J. Nelson

Name: Mitchell J. Nelson
Title: Executive Vice President, General Counsel and Secretary

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Exhibit Index

Exhibit No.	Description

3.1	Certificate of Designation of Series A Convertible Preferred Stock
4.1	Certificate of Designation of Series A Convertible Preferred Stock (reference is made to Exhibit 3.1)
10.1	Form of Subscription Agreement
10.2	Form of Warrant